Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To: QIAGEN N.V. Hulsterweg 82 5912 PL Venlo The Netherlands (the "Issuer")		Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 30 May 2024		C.R. Nagtegaal E Casper.Nagtegaal@debrauw.com T +31 20 577 1075 F +31 20 577 1775

Our ref.	M42392495/1/20617887

Re:	Registration of ordinary shares

Dear Addressee,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1INTRODUCTION
We, De Brauw Blackstone Westbroek N.V, ("De Brauw") act as Dutch legal advisers to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2SCOPE OF WORK
As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:
(a)This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.
(b)As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation).
This opinion is limited to its date.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3FACTUAL RESEARCH
We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:
(a)A copy of
(i)the 2023 Stock Plan; and
(ii)the Registration Statement.
(b)A copy of:
(i)the Issuer's deed of incorporation and its articles of association, as provided to us by the Chamber of Commerce (Kamer van Koophandel); and
(ii)the Trade Register Extract; and
(iii)the Shareholders Register.
(c)A copy of:
(i)each Corporate Resolution; and
(ii)the Board Certificate.
4ASSUMPTIONS
We have made the following assumptions:
(a)
(i)Each copy document conforms to the original and each original is genuine and complete.
(ii)Each signature is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.
(iii)The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
(b)
(i)In respect of the New Shares:

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(A)The issue by the Issuer of the New Shares (or of any rights to acquire New Shares) will have been validly authorised; and
(B)any pre-emption rights in respect of the issue of the New Shares (or the grant of any rights to acquire New Shares) will have been observed or validly excluded;
all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.
(ii)The Issuer's authorised share capital at the time of issue of any New Share will be sufficient to allow for the issue.
(iii)The Registration Shares will have been:
(A)issued or transferred in the form and manner prescribed by the articles of association at the time of issue or transfer; and
(B)otherwise offered, issued or transferred and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).
(iv)The nominal amount of the Registration Shares and any agreed share premium will have or has been validly paid.
5OPINION
Based on the Board Certificate, the factual research described in and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the opinion that when issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6QUALIFICATIONS
This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution,
1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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intervention and other measures in relation to financial enterprises or their affiliated entities.
7RELIANCE
(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.
(b)Each person relying on this opinion in doing so agrees that:
(i)the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and
(i)only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.
(c)The Issuer may:
(i)file this opinion as an exhibit to the Registration Statement; and
(ii)refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ C.R. Nagtegaal
C.R. Nagtegaal Kandidaat-notaris, acting as party adviser (partijadviseur) for the Issuer

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Annex 1 – Definitions

In this opinion:
"2023 Stock Plan" means the stock plan with is attached as appendix A to the proxy statement, dated 11 May 2023, and which was approved by the Issuer's general meeting on 22 June 2023.
"Administrator" has the meaning ascribed to it in the 2023 Stock Plan.
"Board Certificate" means the certificate executed on the date of this opinion, and which is attached to this opinion as Annex 2.
"Corporate Resolution" means each of:
(a)the written resolution of the Issuer's supervisory board, dated 28 April 2023, approving the 2023 Stock Plan and proposing the 2023 Stock Plan to the Issuer's general meeting for approval;
(b)the minutes of the Issuer's annual general meeting, held on 22 June 2023, during which the Issuer's general meeting resolved to (i) authorize the Issuer's supervisory board to (a) issue and grant rights to subscribe for ordinary shares (gewone aandelen) in the Issuer's share capital and (b) limit and exclude pre-emptive rights, and (ii) approve the 2023 Stock Plan, which resolution includes the resolution to permit the issue of a maximum of 10,000,000 ordinary shares (gewone aandelen) in the Issuer's share capital;
(c)the written resolution of the Issuer's supervisory board, dated 28 May 2024, designating the Issuer's compensation & human resources committee as the Administrator and issuing and granting options up to 10,000,000 ordinary shares (gewone aandelen) in the Issuer's share capital, subject to certain conditions; and
(d)a written resolution of the Administrator, dated 28 May 2024, pursuant to which it is confirmed that the consolidation of shares as part of the synthetic share repurchase implemented on 29 January 2024 had no effect on the maximum number of 10,000,000 ordinary shares (gewone aandelen) issuable under the 2023 Stock Plan.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Dutch Insolvency" means bankruptcy (faillissement), suspension of payments (surseance van betaling) or composition proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

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"Dutch law" means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.
"Existing Shares" means existing ordinary shares (gewone aandelen) in the Issuer's share capital, that may be transferred by the Issuer pursuant to the terms of the 2023 Stock Plan.
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issuer" means QIAGEN N.V., with seat in Venlo, the Netherlands, and Trade Register number 12036979.
"New Shares" means ordinary shares (gewone aandelen) in the Issuer's share capital, that may be issued by the Issuer pursuant to the terms of the 2023 Stock Plan.
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.
"Registration Shares" means 10,000,000 ordinary shares (gewone aandelen) in the capital of the Issue, transferred in the form of Existing Shares or issuable in the form of New Shares by the Issuer under the 2023 Stock Plan.
"Registration Statement" means the registration statement on form S-8, dated 30 May 2024, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Shareholders Register" means the Issuer's shareholders register.
"the Netherlands" means the European part of the Netherlands.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 30 May 2024.

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Annex 2 – Board Certificate
BOARD CERTIFICATE
FROM THE MANAGEMENT BOARD OF QIAGEN N.V.
THE UNDERSIGNED:
1.Roland Sackers; and
2.Thierry Laurent Bernard,
acting in their capacity as managing directors of     QIAGEN N.V., a public limited liability company with seat in Venlo, the Netherlands, and registered with the Dutch Trade Register under number 12036979 (the "Issuer"),
BACKGROUND:
(e)The Issuer intends to seek the Registration with the SEC of the Registration Shares.
(f)In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").
(g)This Board Certificate is the "Board Certificate" as defined in the Legal Opinion.
(h)The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.
8CONSTRUCTION
8.1Terms defined in the Legal Opinion have the same meaning in this Board Certificate.
8.2In this Board Certificate "including" means "including without limitation".

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9CERTIFICATION:
Each undersigned certifies the following:
9.1Authenticity
(a)     As at the date of this Board Certificate:
(i)     all information regarding the Issuer registered or on file with the Dutch Trade Register; and
(ii)    all information in the Shareholders Register,
is correct, complete and up to date.
(b)    The aggregate number of ordinary shares (gewone aandelen) in the Issuer's share capital, issuable under the 2023 Stock Plan, amounts to 10,000,000.
9.2Solvency
The Issuer is not subject to any public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) or other rules regulating conflicts between rights of creditors.
9.3Documentation
(a)    As at the date of this Board Certificate, each Corporate Resolution remains in force without modification.
(b)    Each undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to all the Issuer's shareholders).
(c)    No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he understands or suspects has or may have the effect that any document referred to in paragraph (a) above will or may cease to be in force without modification at any time.

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(d)    At the time of the issue of the Existing Shares the difference between the Issuer's authorised share capital and its issued share capital was sufficient to allow for the issue.
(e)    The nominal value of the Existing Shares have been validly paid.
9.4General
No undersigned is aware of:
(i)any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or
(j)any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.
10RELIANCE
De Brauw may rely on this Board Certificate (without personal liability for the undersigned).
11IN EVIDENCE WHEREOF:
this Board Certificate was signed in the manner set out below.

Name:	Roland Sackers	/s/ Roland Sackers

Name:	Thierry Laurent Bernard	/s/ Thierry Laurent Bernard

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